Exhibit 99.1

Century Therapeutics Reports Third Quarter 2025 Financial Results and Provides Business Update

·	Announced iPSC derived beta islet cell program for Type 1 diabetes (T1D); Investigational New Drug (IND)-enabling studies expected to initiate by year-end 2025; IND submission planned in 2026

·	CNTY-308 advancing through IND-enabling studies to support planned clinical study initiation in 2026

·	Estimated cash runway into 4Q 2027

PHILADELPHIA, Nov. 13, 2025 -- Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune diseases and cancer, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.

“Today we announced our iPSC derived beta islet program for T1D. We have generated a compelling preclinical data package that underscores the tremendous opportunity to potentially deliver a functional cure for T1D. We are moving with urgency and anticipate initiating IND-enabling studies by the end of 2025, with a projected IND submission as early as 2026. In parallel, we continue to advance CNTY-308 with plans to enter the clinic next year, supported by a strong and growing body of evidence from autologous CD19 CAR-T experience in autoimmune diseases,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “Our priority remains on developing innovative therapies for high-impact areas. Consequently, we are focusing our resources and expertise on these two programs. With our iPSC Cell Foundry, Allo-Evasion™ 5.0 technology, and manufacturing know-how, we believe Century is uniquely positioned to deliver potentially curative cell therapies, and we are eager to advance our lead programs into the clinic as soon as possible.”

Third Quarter 2025 and Recent Highlights

·	Announced lead beta islet program, CNTY-813, for Type 1 diabetes: Today, Century announced its lead iPSC derived beta islet program for T1D. The company is leveraging its deep expertise in selective iPSC differentiation to advance this program, engineered with Allo-Evasion™ 5.0, toward clinical evaluation subject to regulatory clearance. Century has generated in vitro and in vivo data sets that validate a potentially best-in-class profile: rapid and sustained glucose control without the need for chronic immune suppression along with a scalable platform. Based on the company’s current timelines and expectations, the company is poised to move CNTY-813 into IND-enabling studies by the end of 2025 and anticipates submitting an IND as early as 2026.

·	CNTY-308 advancing through IND-enabling studies as a potential treatment for B-cell-mediated diseases: Century continues to make progress in IND-enabling studies with CNTY-308, a CD19-targeted CD4+/CD8+ ab CAR-iT cell therapy functionally comparable to primary T cells and engineered with Allo-Evasion™ 5.0. CNTY-308 is being developed as a potential treatment for B-cell-mediated diseases. Following successful completion of these IND-enabling studies, and the receipt of requisite regulatory approval, Century expects to initiate clinical studies in 2026.

·	Pursuing clinical advancement of CNTY-101 in CARAMEL IST with initial clinical data expected in December: Today, Century announced that CNTY-101 clinical development activities will continue in CARAMEL, a Phase 1/2 investigator-sponsored trial (IST) led by Professors Georg Schett and Andreas Mackensen and sponsored by the Friedrich-Alexander University Erlangen-Nürnberg. As of November 12, 2025, three B-cell-mediated autoimmune disease patients were treated in this IST. Initial clinical data from CARAMEL is expected to be presented by the trial investigators at the 14th Annual BMT & Cell Therapy Workshop on December 5, 2025. As part of the company’s clinical development re-prioritization efforts, Century will be discontinuing its company-sponsored CALiPSO-1 trial in which five patients have been treated with a favorable safety profile with no DLTs, no CRS >grade 2, and no ICANS. In addition, the limited but emerging clinical data suggests encouraging clinical activity in refractory patient populations.

Third Quarter 2025 Financial Results

·	Cash Position: Cash, cash equivalents, and marketable securities were $132.7 million as of September 30, 2025, as compared to $220.1 million as of December 31, 2024. The company estimates its cash, cash equivalents, and investments will support operations into the fourth quarter of 2027.

·	Research and Development (R&D) Expenses: R&D expenses were $22.5 million for the three months ended September 30, 2025, compared to $27.2 million for the same period in 2024. The decrease in R&D expenses was primarily due to a reduction of personnel and manufacturing costs, offset by an increase in research and laboratory costs to progress clinical trials and preclinical programs.

·	General and Administrative (G&A) Expenses: G&A expenses were $6.8 million for the three months ended September 30, 2025, compared to $8.4 million for the same period in 2024. The decrease in G&A expenses was primarily due to a gain on lease modification of $1.4 million.

·	Net Income (Loss): Net loss was $34.4 million for the three months ended September 30, 2025, compared to net loss of $31.2 million for the same period in 2024.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune diseases and cancer. The company’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements our timing and expectations regarding our preclinical and clinical development programs, including their planned development, therapeutic potential and market opportunity, ongoing and planned regulatory interactions, the achievement of developmental milestones, corporate strategies, and our financial resources and expected cash runway are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

investor.relations@centurytx.com

JPA Health

Sarah McCabe

smccabe@jpa.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$55,515	$58,441
Short-term investments	77,234	130,851
Prepaid expenses and other current assets	4,960	4,759
Total current assets	137,709	194,051
Property and equipment, net	53,715	62,141
Operating lease right-of-use assets, net	16,566	28,706
Restricted Cash	2,314	2,772
Long-term investments	-	30,818
Intangible assets	34,200	34,200
Other long-term assets	213	528
Total assets	$244,717	$353,216

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$2,617	$3,075
Accrued expenses and other liabilities	11,071	17,543
Contingent consideration liability, short term	8,338	-
Deferred revenue, current	-	109,164
Total current liabilities	22,026	129,782
Operating lease liability, noncurrent	41,185	48,960
Contingent consideration liability, long term	784	8,738
Deferred tax liability	4,374	4,374
Total liabilities	68,369	191,854
Stockholders' equity
Preferred stock	-	-
Common stock	9	9
Additional paid-in capital	949,015	943,366
Accumulated deficit	(772,740)	(782,337)
Accumulated other comprehensive loss	64	324
Total stockholders' equity	176,348	161,362
Total liabilities and stockholders' equity	$244,717	$353,216

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Collaboration Revenue	$-	$791	$109,164	$2,416

Operating Expenses
Research and development	22,526	27,228	75,972	77,869
General and administrative	6,835	8,352	23,047	25,400
Impairment of long-lived assets	6,763	-	6,763	-
Total operating expenses	36,124	35,580	105,782	103,269

Income (loss) from operations	(36,124)	(34,789)	3,382	(100,853)

Interest income	1,605	3,305	6,037	10,126
Other income, net	97	250	172	248
Income (loss) before provision for income taxes	(34,422)	(31,234)	9,591	(90,479)
Benefit (provision) for income taxes	-	8	-	(14)
Net income (loss)	$(34,422)	$(31,226)	$9,591	$(90,493)

Unrealized gain (loss) on investments	(19)	1,075	(260)	622
Foreign currency translation adjustment gain (loss)	-	(8)	-	28
Comprehensive income (loss)	$(34,441)	$(30,159)	$9,331	$(89,843)

Net income (loss) per common share Basic	(0.40)	(0.37)	0.11	(1.18)
Net income (loss) per common share Diluted	(0.40)	(0.37)	0.11	(1.18)

Weighted average common shares outstanding Basic	86,464,066	84,704,352	86,312,863	76,394,266
Weighted average common shares outstanding Diluted	86,464,066	84,704,352	86,390,294	76,394,266